Exhibit 99.1

DATE: July 30, 2014

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege 918) 573-4034	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Partners Reports Second-Quarter 2014 Financial Results

•	Distributable Cash Flow (DCF) From Partnership’s Operations Is $504 Million, Up 30% vs. Year-Ago

•	Adjusted Segment Profit + DD&A is $719 Million, Up 16% vs. Year-Ago

•	2Q 2014 Net Income Is $232 Million or $0.11 per Common Unit

•	Geismar Rebuild & Expansion Substantially Complete; Safety-System Upgrades Pushing Startup to 4Q 2014, Lowering 2014 Financial Guidance as a Result

•	Continue to Expect More Than 68% Growth in DCF for 2016 vs. 2013

•	Partnership Reaffirms Guidance for LP per Unit Distribution Growth of Approximately 6% Annually at Mid-Point 2014, 2015 and 4.5% at Mid-Point 2016, While Growing Cash Distribution Coverage

•	Williams Partners’ Conflicts Committee Evaluating Proposed Merger with Access Midstream Partners

Summary Financial Information	2Q		YTD
Amounts in millions, except per-unit and coverage ratio amounts. All income amounts attributable to Williams Partners L.P.	2014	2013	2014	2013
(Unaudited)
Distributable cash flow (DCF) (1)	$504	$407	$1,109	$932
Less: Pre-partnership DCF (2)	—	(20)	(23)	(48)

DCF attributable to partnership operations	$504	$387	$1,086	$884

Cash distribution coverage ratio (1)	.87x	.79x	.95x	.92x
Adjusted segment profit + DD&A (1)	$719	$619	$1,490	$1,303
Net income	$232	$271	$584	$615
Net income per common L.P. unit	$0.11	$0.31	$0.47	$0.81

(1)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit + DD&A are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	This amount represents DCF from the Canadian asset dropdown (acquired February 2014) for periods prior to acquisition by the partnership.

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced $504 million in distributable cash flow (DCF) attributable to partnership operations in second-quarter 2014, compared with $387 million in DCF attributable to partnership operations in second-quarter 2013.

1

The $117 million increase in DCF for the quarter was driven by $46 million, or 7 percent, growth in fee-based revenues compared with second-quarter 2013, as well as $52 million in higher Geismar results. The Geismar plant remained off-line for the quarter; however, assumed business interruption insurance proceeds for the second quarter totaled $138 million and were included in the calculation of DCF. Additionally, second-quarter 2014 DCF was favorably affected by $23 million in DCF from the Canadian asset dropdown in 2014.

The partnership reported year-to-date DCF of $1.086 billion, compared with $884 million year-to-date 2013. The $202 million increase in year-to-date DCF was driven by $109 million, or 8 percent, growth in fee-based revenues compared with year-to-date 2013, as well as $113 million in higher Geismar results, which include the favorable impacts of assumed business interruption insurance.

For second-quarter 2014, Williams Partners generated $719 million in adjusted segment profit + DD&A, compared with $619 million in second-quarter 2013. The $100 million increase in second-quarter adjusted segment profit + DD&A was driven primarily by the same factors that drove the favorable increase in DCF detailed above.

Year-to-date adjusted segment profit + DD&A was $1.490 billion, compared with $1.303 billion year-to-date 2013. The $187 million increase in year-to-date adjusted segment profit + DD&A was driven primarily by the same factors that drove the favorable increase in year-to-date DCF detailed above.

Williams Partners reported unaudited second-quarter 2014 net income attributable to controlling interests of $232 million, or $0.11 per common limited-partner unit, compared with net income of $271 million, or $0.31 per common limited-partner unit for second-quarter 2013. Prior-period results throughout this release have been recast to include the results of the Canadian asset dropdown in February 2014.

The decrease in second-quarter net income was primarily due to the ongoing effects of the June 13, 2013 Geismar incident, which resulted in $90 million lower olefin margins partially offset by the receipt of $50 million of related insurance recoveries. Additionally, the 2014 period was unfavorably affected by $23 million lower natural gas liquids (NGL) margins and $21 million in higher net interest expense. These unfavorable effects were partially offset by a $46 million, or 7 percent, increase in fee-based revenues in second-quarter 2014 compared with the year-ago period.

Year-to-date through June 30, Williams Partners reported net income of $584 million, or $0.47 per common limited-partner unit, compared with $615 million, or $0.81 per common limited-partner unit, for the first half of 2013.

For the first half of 2014, fee-based revenues were up $109 million, or 8 percent, compared with the first half of 2013. However, the increase in fee-based revenues was more than offset by $61 million, or 23 percent, lower NGL margins and $26 million lower Geismar results including insurance. Additionally, the 2014 period was unfavorably affected by $31 million higher net interest expense and $28 million higher depreciation primarily associated with ongoing growth in our Northeast G&P segment.

Williams Partners recently announced that it increased its quarterly cash distribution to unitholders to $0.9165 per unit, a 6.3 percent increase over the prior year amount.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“We’re pleased to report a 30 percent increase in DCF driven by continued growth in our fee-based business and the benefit of the Canadian asset dropdown to Williams Partners earlier this year.

“While we’ve enjoyed strong growth in our fee-based revenues, we expect to see even more growth in the next half of the year as we bring into service two large, deepwater projects, Gulfstar One and Keathley Canyon. We’re also seeing tailwinds building behind our strategy to grow cash flow by building large-scale, fee-based infrastructure that connects the best supplies to the best markets in North America.

2

“Consistent with our strategy, we’ve contracted and added to guidance two additional Transco expansions to our roster of projects under construction or in regulatory review while we continue to evaluate a robust level of both new business and acquisition activity.

“The rebuild and expansion of our Geismar olefins plant is substantially complete, but due to more time required to modify existing safety systems we now expect full production and ethylene sales by fourth-quarter 2014. While the delayed startup of the expanded plant is disappointing, the safety of our employees comes first.”

Business Segment Performance

Williams Partners	2Q - 2014				2Q - 2013
Amounts in millions (loss)	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*
Northeast G&P	$15	$17	$32	$72	$12	$0	$12	$44
Atlantic-Gulf	168	0	168	259	152	(5)	147	234
West	152	6	158	218	162	0	162	220
NGL & Petchem Services	58	96	154	170	101	6	107	121

Total	$393	$119	$512	$719	$427	$1	$428	$619

	YTD - 2014				YTD - 2013
	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*
Northeast G&P	$21	$23	$44	$123	$3	$0	$3	$64
Atlantic-Gulf	333	0	333	518	311	(11)	300	480
West	317	6	323	441	348	0	348	467
NGL & Petchem Services	225	150	375	408	259	6	265	292

Total	$896	$179	$1,075	$1,490	$921	($5)	$916	$1,303

*	Schedules reconciling segment profit to adjusted segment profit and adjusted segment profit + DD&A are attached to this news release.
**	Adjustments for second-quarter and year-to-date 2014 periods consist primarily of assumed business interruption insurance related to the Geismar plant. Second quarter assumes $138 million of business interruption insurance offset by actual insurance recoveries of $50 million. Year-to-date assumes $311 million of business interruption insurance offset by actual insurance recoveries of $175 million.

Northeast G&P

Northeast G&P includes the partnership’s midstream gathering and processing business in the Marcellus and Utica shale regions, including Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 51-percent equity investment in Laurel Mountain Midstream, and its 58-percent equity investment in Caiman Energy II. This segment is in the early stages of developing large-scale energy infrastructure solutions for the Marcellus and Utica shale regions.

Northeast G&P reported adjusted segment profit + DD&A of $72 million for second-quarter 2014, compared with $44 million in second-quarter 2013. Year-to-date through June 30, Northeast G&P reported adjusted segment profit + DD&A of $123 million, compared with $64 million for the first half of 2013.

The second-quarter 2014 results include $29 million in higher fee-based revenues driven by 33 percent higher average daily gathered volumes versus second-quarter 2013. Adjustments to reported segment profit include the removal of a $17 million non-cash impairment of equipment held for sale. The year-to-date results were driven primarily by the same factors that drove the quarterly results.

3

Atlantic-Gulf

Atlantic-Gulf includes the Transco interstate gas pipeline and a 41-percent consolidated interest in the Constitution interstate gas pipeline development project, which we consolidate. The segment also includes the partnership’s significant natural gas gathering and processing and crude production handling and transportation in the Gulf Coast region. These operations include the partnership’s 51-percent ownership interest in the Gulfstar development project, as well as its 50-percent interest in Gulfstream and a 60-percent interest in Discovery.

Atlantic-Gulf reported adjusted segment profit + DD&A of $259 million for second-quarter 2014, compared with $234 million for second-quarter 2013. Year-to-date through June 30, Atlantic-Gulf reported adjusted segment profit + DD&A of $518 million, compared with $480 million for the first half of 2013.

Adjusted segment profit + DD&A for the second quarter and year-to-date 2014 increased primarily due to higher transportation fee revenues associated with expansion projects. In addition, the year-to-date increases include new transportation rates effective in March 2013 for Transco and lower operating expense.

West

West includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West reported second-quarter 2014 adjusted segment profit + DD&A of $218 million, compared with $220 million for second-quarter 2013. Year-to-date through June 30, West reported adjusted segment profit + DD&A of $441 million, compared with $467 million for the first half of 2013.

The lower adjusted segment profit + DD&A during the year-to-date period was due to lower NGL margins, primarily driven by the expiration of a natural gas contract in September 2013, partially offset by lower operating expenses.

NGL & Petchem Services

NGL & Petchem Services includes an 83.3 percent interest in an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. Following the completion in February 2014 of the dropdown of Williams’ Canadian operations, this segment now includes midstream operations in Alberta, Canada, including an oil sands offgas processing plant near Fort McMurray, 260 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50-percent interest in Overland Pass Pipeline.

NGL & Petchem Services reported second-quarter 2014 adjusted segment profit + DD&A of $170 million, compared with $121 million for second-quarter 2013. Year-to-date through June 30, NGL & Petchem reported adjusted segment profit + DD&A of $408 million, compared with $292 million for the first half of 2013. Prior period results have been recast to include the results of the assets acquired in the Canadian asset dropdown in February 2014.

The increase in second-quarter adjusted segment profit + DD&A was primarily due to $52 million higher Geismar results. The Geismar plant remained off-line for the quarter; however, assumed business interruption insurance proceeds for the second quarter totaled $138 million and were included in the calculation of adjusted segment profit + DD&A. The year-to-date increase was also driven by $113 million in higher Geismar results, including assumed business interruption insurance proceeds of $311 million.

4

Guidance

Williams Partners is lowering its earnings and cash flow guidance and revising its capital spending guidance for 2014 as a result of delays in Geismar’s expected in-service date. Consolidated earnings, cash flow and capital expenditures guidance for 2015 and 2016 are unchanged.

Williams Partners is reaffirming its guidance for cash distribution per limited partner unit growth of 6 percent (at mid-point) in each of 2014 and 2015; and 4.5 percent (at mid-point) in 2016. Williams Partners continues to expect DCF to increase more than 68 percent for 2016 versus 2013. Several key drivers and assumptions are embedded in this estimate. The largest risks to achieving this growth in 2014 are:

a.	The timely producer startup of the Gulfstar One project and Discovery’s Keathley Canyon project.

b.	The completion and commissioning of new facilities in the Marcellus producing region along with expected volume growth.

c.	Natural gas and natural gas liquids prices that drive assumed NGL margins and drilling activities, as well as olefins prices and margins.

d.	Recovery of assumed business interruption insurance proceeds relating to the Geismar plant outage in 2014.

e.	Geismar restart and ethylene sales commencing in the fourth-quarter 2014.

The Geismar rebuild and expansion projects are now substantially complete and the start-up process is planned to be initiated in September following the installation of certain safety equipment. Williams Partners is taking these extra precautions to enhance the safety of our people and the public. Williams Partners is targeting first ethylene production and sales in October; however, start-up issues could cause delays. As a result, financial guidance now includes a range of outcomes for first ethylene production and sales ranging from mid-October to the end of December 2014. The delay from the previous expectation of ethylene sales resulted from the recent decision to install certain safety-related equipment and to provide additional contingency associated with the startup process. The Geismar rebuild project capital is expected to increase by approximately $20 million as a result of the safety modifications.

Williams Partners has $500 million of combined business interruption and property damage insurance related to the Geismar incident (subject to deductibles and other limitations). Risks associated with the expected full recovery of $500 million in insurance proceeds related to the Geismar incident could result in full-year 2014 distributable cash flow that is below the guidance range. In the second quarter, the insurers paid $50 million of the most recent claim-payment request of $200 million and the total insurance receipts to-date are $225 million. The insurers continue to evaluate Williams Partners’ claims and have recently raised questions around key assumptions involving our business-interruption claim. As a result, the insurers have elected to make a partial payment pending further assessment of these issues. Williams Partners continues to work with insurers in support of all claims, as submitted, and is vigorously pursuing collection of the remaining $275 million of the insurance limits.

The assumed expanded plant restart date and repair cost estimate are subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. The assumed property damage and business interruption insurance proceeds are also subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions.

5

The partnership’s current guidance for DCF, earnings and capital expenditures are displayed in the following table:

Williams Partners Guidance (1)	2014			2015			2016
Amounts are in millions except coverage ratio.	Low	Mid	High	Low	Mid	High	Low	Mid	High
DCF attributable to partnership ops. (2)	$1,800	$1,950	$2,100	$2,605	$2,785	$2,965	$2,800	$3,085	$3,370
Total Cash Distribution (3)	$2,340	$2,370	$2,400	$2,632	$2,714	$2,796	$2,868	$2,950	$3,032
Cash Distribution Coverage Ratio (2)	.77x	.82x	.88x	.99x	1.03x	1.06x	.98x	1.05x	1.11x
Adjusted Segment Profit (2):	$1,860	$2,010	$2,160	$2,610	$2,830	$3,050	$2,925	$3,225	$3,525
Adjusted Segment Profit + DD&A (2):	$2,745	$2,920	$3,095	$3,620	$3,865	$4,110	$4,030	$4,355	$4,680
Capital Expenditures:
Maintenance	$305	$340	$375	$295	$325	$355	$300	$330	$360
Growth	3,140	3,390	3,640	1,900	2,125	2,350	1,750	1,950	2,150

Total Capital Expenditures	$3,445	$3,730	$4,015	$2,195	$2,450	$2,705	$2,050	$2,280	$2,510

(1)	Commodity price assumptions that are used to develop the above are included in our quarterly data book that is available at www.williamslp.com
(2)	Distributable Cash Flow, Cash Distribution Coverage Ratio, Adjusted Segment Profit and Adjusted Segment Profit + DD&A are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(3)	The cash distributions in guidance are on an accrual basis and reflect an approximate annual growth rate in limited partner distributions of 5 percent to 7 percent annually in 2014 and 2015, and 3 percent to 6 percent in 2016.

Second-Quarter 2014 Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams Partners’ second-quarter 2014 financial results will be posted shortly at www.williamslp.com. The information will include the data book and analyst package.

Williams Partners and Williams will host a joint Q&A live webcast on Thursday, July 31, at 9:30 a.m. EDT. A limited number of phone lines will be available at (800) 479-9001. International callers should dial (719) 325-2199. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-Q

The partnership plans to file its second-quarter 2014 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams Partners websites.

Definitions of Non-GAAP Financial Measures

This press release includes certain financial measures – distributable cash flow, cash distribution coverage ratio, adjusted segment profit and adjusted segment profit + DD&A – that are non-GAAP financial measures as defined under the rules of the SEC.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Adjusted segment profit + DD&A is adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into Williams Partners L.P.‘s results from ongoing operations.

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for reimbursements under omnibus agreements with Williams and certain other items.

6

For Williams Partners L.P. we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit, adjusted segment profit + DD&A nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains, both onshore and offshore along the Gulf of Mexico, and Canada. Williams (NYSE: WMB) owns approximately 66 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com, where the partnership routinely posts important information.

Certain matters contained in this document include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “proposed,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The levels of cash distributions to unitholders;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids and olefins prices, supply and demand;

•	Demand for our services; and

•	The proposed merger of Access Midstream Partners, L.P. (ACMP) and us (the Proposed Merger).

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	The structure, terms, timing and approval of the Proposed Merger, as to be negotiated by each of our and ACMP’s conflicts committees;

7

•	Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates, fluctuation in foreign exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses, as well as successfully expand facilities;

•	Development of alternative energy sources;

•	The impact of operational and development hazards and unforeseen interruptions;

•	Our ability to recover expected insurance proceeds related to the Geismar plant;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risks of customers and counterparties;

•	Risks related to financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2013, and Part II, Item 1A. Risk Factors of our Forms 10-Q.

# # #

8

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

June 30, 2014

Reconciliation of Non-GAAP Measures

(UNAUDITED)

This press release includes certain financial measures, adjusted segment profit (loss), adjusted segment profit (loss) + DD&A, distributable cash flow, and cash distribution coverage ratio that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., adjusted segment profit (loss) excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Adjusted segment profit (loss) + DD&A is further adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P., we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, income attributable to noncontrolling interests and maintenance capital expenditures. We also adjust for reimbursements under omnibus agreements with Williams and certain other adjustments. Total distributable cash flow is reduced by any amounts associated with operations which occurred prior to our ownership of the underlying assets to arrive at distributable cash flow attributable to partnership operations.

For Williams Partners L.P., we also calculate the ratio of distributable cash flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit (loss), adjusted segment profit (loss) + DD&A, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2013					2014
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable cash flow” to GAAP “Net income”
Net income	$344	$272	$289	$218	$1,123	$352	$234	$586
Income attributable to noncontrolling interests	—	—	—	(3)	(3)	—	(2)	(2)
Depreciation and amortization	196	191	201	203	791	208	207	415
Non-cash amortization of debt issuance costs included in interest expense	3	4	4	3	14	4	3	7
Equity earnings from investments	(18)	(35)	(31)	(20)	(104)	(23)	(32)	(55)
Allocated reorganization-related costs	2	—	—	—	2	—	—	—
Impairment of certain equipment held for sale	—	—	—	—	—	—	17	17
Loss related to Geismar Incident	—	6	4	4	14	—	—	—
Geismar Incident adjustment for insurance and timing	—	—	(35)	118	83	54	96	150
Contingency loss	—	—	9	16	25	—	—	—
Reimbursements from Williams under omnibus agreements	4	4	2	3	13	3	4	7
Loss related to Opal incident	—	—	—	—	—	—	6	6
Plymouth incident adjustment	—	—	—	—	—	—	3	3
Canadian income tax	—	—	—	—	—	—	4	4
Maintenance capital expenditures	(44)	(76)	(79)	(59)	(258)	(36)	(90)	(126)

Distributable cash flow excluding equity investments	487	366	364	483	1,700	562	450	1,012
Plus: Equity investments cash distributions to Williams Partners L.P.	38	41	34	41	154	43	54	97

Distributable cash flow	525	407	398	524	1,854	605	504	1,109
Less: Pre-partnership distributable cash flow	28	20	20	15	83	23	—	23

Distributable cash flow attributable to partnership operations	$497	$387	$378	$509	$1,771	$582	$504	$1,086

Total cash distributed	$473	$489	$442	$556	$1,960	$566	$577	$1,143

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.05	0.79	0.86	0.92	0.90	1.03	0.87	0.95

Net income divided by Total cash distributed	0.73	0.56	0.65	0.39	0.57	0.62	0.41	0.51

Reconciliation of GAAP “Segment Profit (Loss)” to Non-GAAP “Adjusted Segment Profit (Loss)” and “Adjusted Segment Profit (Loss) + DD&A”

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Segment profit (loss):
Northeast G&P	$(9)	$12	$(1)	$(26)	$(24)	$6	$15	$21
Atlantic-Gulf	159	152	137	166	614	165	168	333
West	186	162	207	186	741	165	152	317
NGL & Petchem Services	158	101	68	19	346	167	58	225

Total segment profit (loss)	$494	$427	$411	$345	$1,677	$503	$393	$896

Segment adjustments:
Northeast G&P
Share of impairments at equity method investee	$—	$—	$—	$7	$7	$—	$—	$—
Contingency loss	—	—	9	16	25	—	—	—
Loss related to compressor station fire	—	—	—	—	—	6	—	6
Impairment of certain equipment held for sale	—	—	—	—	—	—	17	17

Total Northeast G&P adjustments	—	—	9	23	32	6	17	23
Atlantic-Gulf
Litigation settlement gain	(6)	—	—	—	(6)	—	—	—
Net loss (recovery) related to Eminence storage facility leak	—	(5)	5	(2)	(2)	—	—	—

Total Atlantic-Gulf adjustments	(6)	(5)	5	(2)	(8)	—	—	—
West
Loss related to Opal incident	—	—	—	—	—	—	6	6

Total West adjustments	—	—	—	—	—	—	6	6
NGL & Petchem Services
Loss related to Geismar Incident	—	6	4	4	14	—	—	—
Geismar Incident adjustment for insurance and timing	—	—	(35)	118	83	54	96	150

Total NGL & Petchem Services adjustments	—	6	(31)	122	97	54	96	150

Total segment adjustments	$(6)	$1	$(17)	$143	$121	$60	$119	$179

Adjusted segment profit (loss):
Northeast G&P	$(9)	$12	$8	$(3)	$8	$12	$32	$44
Atlantic-Gulf	153	147	142	164	606	165	168	333
West	186	162	207	186	741	165	158	323
NGL & Petchem Services	158	107	37	141	443	221	154	375

Total adjusted segment profit (loss)	$488	$428	$394	$488	$1,798	$563	$512	$1,075

Depreciation and amortization (DD&A):
Northeast G&P	$29	$32	$33	$38	$132	$39	$40	$79
Atlantic-Gulf	93	87	92	91	363	94	91	185
West	61	58	58	59	236	58	60	118
NGL & Petchem Services	13	14	18	15	60	17	16	33

Total depreciation and amortization	$196	$191	$201	$203	$791	$208	$207	$415

Adjusted segment profit (loss) + DD&A:
Northeast G&P	$20	$44	$41	$35	$140	$51	$72	$123
Atlantic-Gulf	246	234	234	255	969	259	259	518
West	247	220	265	245	977	223	218	441
NGL & Petchem Services	171	121	55	156	503	238	170	408

Total adjusted segment profit (loss) + DD&A	$684	$619	$595	$691	$2,589	$771	$719	$1,490

Note:	Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other income (expense) - net below operating income in the Consolidated Statement of Comprehensive Income. Equity earnings (losses) result from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Consolidated Statement of Income

(UNAUDITED)

	2013 *					2014
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$702	$717	$731	$764	$2,914	$763	$763	$1,526
Product sales	1,104	1,046	887	884	3,921	930	853	1,783

Total revenues	1,806	1,763	1,618	1,648	6,835	1,693	1,616	3,309
Costs and expenses:
Product costs	790	801	710	726	3,027	769	724	1,493
Operating and maintenance expenses	257	289	265	269	1,080	248	251	499
Depreciation and amortization expenses	196	191	201	203	791	208	207	415
Selling, general, and administrative expenses	130	131	130	128	519	130	132	262
Net insurance recoveries—Geismar Incident	—	—	(50)	10	(40)	(119)	(42)	(161)
Other (income) expense—net	1	4	21	25	51	17	27	44

Total costs and expenses	1,374	1,416	1,277	1,361	5,428	1,253	1,299	2,552

Equity earnings (losses)	18	35	31	20	104	23	32	55
Income (loss) from investments	(1)	(1)	(1)	—	(3)	—	—	—
General corporate expenses	45	46	40	38	169	40	44	84

Total segment profit	494	427	411	345	1,677	503	393	896

Reclass equity earnings (losses)	(18)	(35)	(31)	(20)	(104)	(23)	(32)	(55)
Income (loss) from investments	1	1	1	—	3	—	—	—
Reclass general corporate expenses	(45)	(46)	(40)	(38)	(169)	(40)	(44)	(84)

Operating income	432	347	341	287	1,407	440	317	757

Equity earnings (losses)	18	35	31	20	104	23	32	55
Interest incurred	(118)	(118)	(119)	(122)	(477)	(131)	(142)	(273)
Interest capitalized	22	22	24	22	90	25	25	50
Other income (expense)—net	5	7	7	6	25	3	7	10

Income before income taxes	359	293	284	213	1,149	360	239	599
Provision (benefit) for income taxes	15	21	(1)	(5)	30	8	5	13

Net income	344	272	285	218	1,119	352	234	586
Less: Net income attributable to noncontrolling interests	—	1	1	1	3	—	2	2

Net income attributable to controlling interests	344	271	284	217	1,116	352	232	584

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	344	271	284	217	1,116	352	232	584
Allocation of net income to general partner	142	141	60	162	505	180	167	347
Allocation of net income to Class D units	—	—	—	—	—	14	18	32

Allocation of net income to common units	202	130	224	55	611	158	47	205

Net income per common unit	$0.50	$0.31	$0.52	$0.12	$1.45	$0.36	$0.11	$0.47
Weighted-average number of common units outstanding (thousands)	401,969	413,901	428,682	438,626	420,916	438,626	438,626	438,626
Cash distributions per common unit	$0.8475	$0.8625	$0.8775	$0.8925	$3.480	$0.9045	$0.9165	$1.8210

*	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.
Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

Northeast G&P

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee revenues:
Gathering & processing	$59	$69	$84	$90	$302	$90	$93	$183
Production handling and transportation	1	3	2	4	10	3	2	5
Other fee revenues	3	6	8	6	23	6	12	18
Commodity-based revenues:
NGL sales from gas processing	1	—	3	2	6	2	2	4
Marketing sales	19	34	45	62	160	58	35	93
Other sales	—	1	(1)	—	—	—	—	—

	83	113	141	164	501	159	144	303
Intrasegment eliminations	—	—	(1)	1	—	—	—	—

Total revenues	83	113	140	165	501	159	144	303
Segment costs and expenses:
NGL cost of goods sold	—	—	(1)	—	(1)	1	—	1
Marketing cost of goods sold	20	33	46	62	161	57	37	94
Depreciation and amortization	29	32	33	38	132	39	40	79
Other segment costs and expenses	40	43	66	77	226	57	62	119
Intrasegment eliminations	—	—	(1)	1	—	—	—	—

Total segment costs and expenses	89	108	143	178	518	154	139	293
Equity earnings (losses)	(3)	7	2	(13)	(7)	1	10	11

Reported segment profit (loss)	(9)	12	(1)	(26)	(24)	6	15	21
Adjustments	—	—	9	23	32	6	17	23

Adjusted segment profit (loss)	$(9)	$12	$8	$(3)	$8	$12	$32	$44

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	127	142	157	180	606	179	189	368
Plant inlet natural gas volumes (Tbtu)	18	25	28	34	105	29	27	56
Non-ethane equity sales (million gallons)	1	1	3	2	7	2	1	3

NGL equity sales (million gallons)	1	1	3	2	7	2	1	3
Ethane production (million gallons)	—	1	1	1	3	1	1	2
Non-ethane production (million gallons)	21	32	39	44	136	38	37	75

NGL production (million gallons)	21	33	40	45	139	39	38	77

Laurel Mountain Midstream LLC (equity investment) - 100%
Gathering volumes (Tbtu)	27	29	32	36	124	34	36	70

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Atlantic-Gulf

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$19	$19	$15	$17	$70	$16	$21	$37
Production handling and transportation	283	282	282	302	1,149	307	293	600
Other fee revenues	29	29	30	30	118	30	29	59
Commodity-based revenues:
NGL sales from gas processing	28	26	22	27	103	20	25	45
Marketing sales	176	186	167	175	704	171	162	333
Other sales	1	—	—	2	3	1	1	2
Tracked revenues:	52	59	46	43	200	53	40	93

	588	601	562	596	2,347	598	571	1,169
Intrasegment eliminations	1	1	1	(1)	2	2	2	4

Total revenues	589	602	563	595	2,349	600	573	1,173

Segment costs and expenses:
NGL cost of goods sold	6	7	5	6	24	6	5	11
Marketing cost of goods sold	176	186	167	175	704	171	162	333
Depreciation and amortization expenses	93	87	92	91	363	94	91	185
Other segment costs and expenses	118	130	132	134	514	124	121	245
Tracked costs	52	59	46	43	200	53	40	93
Intrasegment eliminations	1	1	1	(1)	2	2	2	4

Total segment costs and expenses	446	470	443	448	1,807	450	421	871

Equity earnings (losses)	16	20	17	19	72	15	16	31

Reported segment profit	159	152	137	166	614	165	168	333
Adjustments	(6)	(5)	5	(2)	(8)	—	—	—

Adjusted segment profit	$153	$147	$142	$164	$606	$165	$168	$333

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	39	36	31	31	137	28	31	59
Plant inlet natural gas volumes (Tbtu)	76	78	55	61	270	60	72	132

Ethane equity sales (million gallons)	8	6	7	7	28	2	6	8
Non-ethane equity sales (million gallons)	20	20	16	18	74	12	18	30

NGL equity sales (million gallons)	28	26	23	25	102	14	24	38

Ethane margin ($/gallon)	$.16	$.21	$.11	$.08	$.14	$.46	$.23	$.28
Non-ethane margin ($/gallon)	$1.03	$.89	$1.03	$1.09	$1.01	$1.10	$1.04	$1.06
NGL margin ($/gallon)	$.79	$.73	$.75	$.81	$.77	$1.02	$.82	$.89

Ethane production (million gallons)	61	61	42	47	211	45	57	102
Non-ethane production (million gallons)	85	91	68	73	317	71	87	158

NGL production (million gallons)	146	152	110	120	528	116	144	260

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	19	18	6	6	49	10	10	20
NGL production (million gallons)	63	64	45	46	218	47	54	101

Transcontinental Gas Pipe Line
Throughput (Tbtu)	845.6	713.1	756.8	837.5	3,153.0	949.2	796.8	1,746.0
Avg. daily transportation volumes (Tbtu)	9.4	7.8	8.2	9.1	8.6	10.5	8.8	9.6
Avg. daily firm reserved capacity (Tbtu)	9.3	8.9	8.8	9.3	9.1	9.6	9.4	9.5

* Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

West

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$134	$141	$143	$144	$562	$132	$141	$273
Production handling and transportation	116	110	114	118	458	116	112	228
Other fee revenues	9	9	8	7	33	8	8	16
Commodity-based revenues:
NGL sales from gas processing	142	137	151	128	558	103	95	198
Marketing sales	46	46	55	34	181	30	28	58
Other sales	10	7	8	8	33	12	9	21
Tracked revenues	—	1	—	1	2	—	1	1

	457	451	479	440	1,827	401	394	795
Intrasegment eliminations	—	—	(1)	—	(1)	—	(1)	(1)

Total revenues	457	451	478	440	1,826	401	393	794

Segment costs and expenses:
NGL cost of goods sold	44	51	54	40	189	38	35	73
Marketing cost of goods sold	46	46	55	33	180	30	27	57
Other cost of goods sold	4	2	2	3	11	4	6	10
Depreciation and amortization expenses	61	58	58	59	236	58	60	118
Other segment costs and expenses	116	131	103	118	468	106	113	219
Tracked costs	—	1	—	1	2	—	1	1
Intrasegment eliminations	—	—	(1)	—	(1)	—	(1)	(1)

Total segment costs and expenses	271	289	271	254	1,085	236	241	477

Reported segment profit	186	162	207	186	741	165	152	317
Adjustments	—	—	—	—	—	—	6	6

Adjusted segment profit	$186	$162	$207	$186	$741	$165	$158	$323

Operating statistics

Gathering and Processing
Gathering volumes (Tbtu)	240	250	254	244	988	229	230	459
Plant inlet natural gas volumes (Tbtu)	295	305	310	264	1,174	249	246	495

Ethane equity sales (million gallons)	15	37	51	12	115	4	5	9
Non-ethane equity sales (million gallons)	102	106	110	89	407	69	71	140

NGL equity sales (million gallons)	117	143	161	101	522	73	76	149

Ethane margin ($/gallon)	$(0.03)	$(0.01)	$(0.02)	$(0.001)	$(0.02)	$0.12	$0.22	$0.17
Non-ethane margin ($/gallon)	$0.96	$0.81	$0.89	$0.99	$0.91	$0.94	$0.84	$0.89
NGL margin ($/gallon)	$0.83	$0.60	$0.61	$0.86	$0.71	$0.89	$0.80	$0.84

Ethane production (million gallons)	98	124	139	89	450	60	86	146
Non-ethane production (million gallons)	262	281	294	246	1,083	233	232	465

NGL production (million gallons)	360	405	433	335	1,533	293	318	611

Northwest Pipeline LLC
Throughput (Tbtu)	201.0	136.9	168.6	210.4	716.9	192.4	141.3	333.7
Avg. daily transportation volumes (Tbtu)	2.2	1.5	1.8	2.3	2.0	2.1	1.6	1.8
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0

NGL & Petchem Services

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Fee-based revenues:
Production handling and transportation	$6	$6	$6	$5	$23	$7	$7	$14
Other fee-based revenues	26	31	29	31	117	33	33	66
Commodity-based revenues:
NGL sales from gas processing	37	24	22	28	111	54	32	86
Olefin sales	269	228	67	29	593	79	96	175
Marketing sales	684	673	645	644	2,646	698	680	1,378
Other sales	15	11	11	9	46	11	11	22

	1,037	973	780	746	3,536	882	859	1,741
Intrasegment eliminations	(79)	(80)	(56)	(54)	(269)	(77)	(76)	(153)

Total revenues	958	893	724	692	3,267	805	783	1,588

Segment costs and expenses:
NGL cost of goods sold	14	12	9	12	47	28	20	48
Olefins cost of goods sold	119	111	44	17	291	51	69	120
Marketing cost of goods sold	679	678	630	638	2,625	684	681	1,365
Other cost of goods sold	13	10	10	7	40	12	10	22
Depreciation and amortization expenses	13	14	18	15	60	17	16	33
Net insurance recoveries—Geismar Incident	—	6	(45)	13	(26)	(119)	(42)	(161)
Other segment costs and expenses	46	49	58	39	192	49	53	102
Intrasegment eliminations	(79)	(80)	(56)	(54)	(269)	(77)	(76)	(153)

Total segment costs and expenses	805	800	668	687	2,960	645	731	1,376
Equity earnings (losses)	5	8	12	14	39	7	6	13

Reported segment profit	158	101	68	19	346	167	58	225
Adjustments	—	6	(31)	122	97	54	96	150

Adjusted segment profit	$158	$107	$37	$141	$443	$221	$154	$375

Operating statistics

Ethane equity sales (million gallons)	—	—	—	3	3	27	28	55
Non-ethane equity sales (million gallons)	40	29	25	26	120	30	18	48

NGL equity sales (million gallons)	40	29	25	29	123	57	46	103

Ethane production (million gallons)	—	—	—	7	7	29	29	58
Non-ethane production (million gallons)	36	35	24	18	113	30	28	58

NGL production (million gallons)	36	35	24	25	120	59	57	116

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	246	211	10	—	467	—	—	—
Geismar ethylene margin ($/lb)	$0.37	$0.33	$0.05	$—	$0.34	$—	$—	$—
Canadian propylene sales volumes (millions lbs)	35	36	27	20	118	32	34	66
Canadian alky feedstock sales volumes (million gallons)	9	10	7	5	31	7	7	14

Overland Pass Pipeline Company LLC (equity investment)—100%
NGL Transportation volumes (Mbbls)	7,402	11,151	13,174	11,463	43,190	8,612	8,926	17,538

Capital Expenditures and Investments

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Capital expenditures:
Northeast G&P	$307	$298	$338	$407	$1,350	$359	$291	$650
Atlantic-Gulf	174	276	290	247	987	180	412	592
West	63	58	55	35	211	22	27	49
NGL & Petchem Services	157	158	244	201	760	161	211	372
Other	2	1	1	4	8	2	2	4

Total*	$703	$791	$928	$894	$3,316	$724	$943	$1,667

Purchase of businesses:
NGL & Petchem Services**	$(25)	$—	$—	$—	$(25)	$25	$31	$56

Purchase of investments:
Northeast G&P	$72	$37	$123	$1	$233	$163	$6	$169
Atlantic-Gulf	15	50	35	93	193	51	9	60
NGL & Petchem Services	6	2	4	1	13	1	1	2

Total	$93	$89	$162	$95	$439	$215	$16	$231

Summary:
Northeast G&P	$379	$335	$461	$408	$1,583	$522	$297	$819
Atlantic-Gulf	189	326	325	340	1,180	231	421	652
West	63	58	55	35	211	22	27	49
NGL & Petchem Services	138	160	248	202	748	187	243	430
Other	2	1	1	4	8	2	2	4

Total	$771	$880	$1,090	$989	$3,730	$964	$990	$1,954

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$716	$824	$968	$825	$3,333	$769	$867	$1,636
Purchase of businesses	(25)	—	—	—	(25)	25	31	56
Purchase of investments	93	89	162	95	439	215	16	231

Total	$784	$913	$1,130	$920	$3,747	$1,009	$914	$1,923

*Increases to property, plant, and equipment	$716	$824	$968	$825	$3,333	$769	$867	$1,636
Changes in related accounts payable and accrued liabilities	(13)	(33)	(40)	69	(17)	(45)	76	31

Capital expenditures	$703	$791	$928	$894	$3,316	$724	$943	$1,667

**	The first quarter of 2013 relates to a working capital adjustment associated with the acquisition of the olefins business from a subsidiary of Williams and the first quarter of 2014 relates to the acquisition of certain Canadian operations from a subsidiary of Williams.

Williams Partners L.P.

	2014 Guidance	2015 Guidance
(Dollars in millions, except coverage ratios)	Midpoint	Midpoint
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$1,566	$2,035
Depreciation and amortization	910	1,035
Maintenance capital expenditures	(340)	(325)
Attributable to noncontrolling interests	(35)	(105)
Geismar Incident adjustment for insurance and timing	(115)	—
Other / Rounding	(13)	145

Distributable cash flow	1,973	2,785
Less: Pre-partnership distributable cash flow	23	—

Distributable cash flow attributable to partnership operations	$1,950	$2,785

Total cash to be distributed	$2,370	$2,714

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash to be distributed	0.82	1.03

Net income divided by Total cash to be distributed	0.66	0.75

Reconciliation of Non-GAAP “Adjusted Segment Profit” and “Adjusted Segment Profit + DD&A” to GAAP “Segment Profit”
Segment profit:
Northeast G&P	$308	$355
Atlantic-Gulf	630	965
West	614	595
NGL & Petchem Services	1,015	915
Unallocated Revisions	(335)	0

Total segment profit	$2,232	$2,830

Adjustments:
Northeast G&P - loss related to compressor station fire	$6	$—
Northeast G&P - impairment of certain equipment held for sale	17	—
Northeast G&P - other	(136)
Atlantic-Gulf	—	—
West - loss related to Opal incident	6	—
NGL & Petchem Services - Geismar Incident adjustment for insurance and timing	(115)	—

Total adjustments	$(222)	$—

Adjusted segment profit:
Northeast G&P	$195	$355
Atlantic-Gulf	630	965
West	620	595
NGL & Petchem Services	900	915
Unallocated Revisions	(335)	—

Total adjusted segment profit	$2,010	$2,830

Depreciation and amortization (DD&A):
Northeast G&P	$170	$210
Atlantic-Gulf	430	495
West	235	235
NGL & Petchem Services	75	95

Total depreciation and amortization	$910	$1,035

Adjusted segment profit + DD&A:
Northeast G&P	$365	$565
Atlantic-Gulf	1,060	1,460
West	855	830
NGL & Petchem Services	975	1,010
Unallocated Revisions	(335)	—

Total adjusted segment profit + DD&A	$2,920	$3,865

9